CONFIDENTIAL

**KEY TERMS FOR FIRST AMENDMENT TO OPTION AND GSWC'S CONDITIONAL EXERCISE OF ITS OPTION**

These key terms amend the Option Agreement and provide for GSWC's Conditional Exercise of its Option to acquire 5,000 AFY. This "First Amendment" is made and entered into as of the ___ of March 2024, by and between **CADIZ, INC. and FENNER GAP MUTAL WATER COMPANY,**[1] on the one hand (collectively "**CADIZ"**) and **GOLDEN STATE WATER COMPANY** (referred to as "**GSWC**" or "**Optionee**") on the other hand.

**RECITALS**

A. CADIZ and GSWC executed an Option Agreement in June of 2010, whereby GSWC secured certain rights to acquire up to 5,000 acre-feet per year ("AFY") of conserved water and storage rights in the Cadiz Water Project. (Exhibit "A")

B. The Cadiz Water Project, has the same meaning herein, as defined by the Final Environmental Impact Report, certified by the Santa Margarita Water District ("SMWD"), the Lead Agency on July 31, 2012 and includes the conservation and withdrawal of up to 2.5 million acre-feet of groundwater from beneath Cadiz' largely contiguous 35,000 acres of land, in Eastern San Bernardino County.

C. The County of San Bernardino ("County") approved the Cadiz Water Project pursuant to its Desert Groundwater Management, Monitoring and Mitigation Plan ("$GM^3P$") on October 1, 2012, establishing terms and conditions for annual withdrawal, monitoring and mitigation of the conserved water.

D. SMWD subsequently completed a CEQA Addendum in June, 2019 concerning Project modifications, finding no material change in circumstances.

E. The 2010 Option Agreement contemplated that water would be delivered to GSWC for beneficial use within the Metropolitan Water District of Southern California ("MWD") via the Colorado River Aqueduct ("CRA").

F. Cadiz acquired the rights to an existing 220-mile, 30-inch steel pipeline that runs northwesterly from Cadiz to a point near Wheeler Ridge in Kern County in 2021 ("Northern Pipeline").

G. The Northern Pipeline traverses the GSWC service territory in Northeast San Bernardino County, located in the Mojave River Basin, inclusive of the City of Barstow ("Barstow") and crosses property owned by GSWC, enabling the direct delivery of water to GSWC.

H. GSWC appropriates groundwater within the Mojave River Basin. The groundwater is impacted by various contaminants that GSWC must remove to meet water quality regulations prior to entering the Barstow Water Distribution system and being delivered to GSWC customers. The nature and extent of the contaminants are not known, which has required GSWC to install well head treatment facilities. Moreover,

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[1] Formerly named Fenner Valley Mutual Water Company, FGMWC is a nonprofit mutual benefit corporation, exempt from regulation by the California Public Utilities Commission. All references to the Option Agreement to "Fenner Mutual Water Company" refer to FGMWC.

the recent drought, coupled with lower than normal annual rainfall for the past decade has negatively impacted the ground water levels in the Mojave River Basin. The region's reliance upon replenishment from the State Water Project, is subject to the continuing threat of unreliability and increasing expenses to meet the needs of its customers, within Barstow, a disadvantaged community.

I. The Governor of California has issued multiple Executive Orders, most notably N-10-19 and N-3-23, emphasizing the importance of investments to attain water resiliency.

J. The County, Fenner Valley Water Authority ("FVWA"), FGMWC, Cadiz and GSWC have also executed a Memorandum of Understanding ("MOU") acknowledging the importance of achieving water resiliency in the Mojave River Basin.

K. The local groundwater quantity and water quality challenges can be avoided by GSWC receiving direct access to water from Cadiz Water Project, through the Northern Pipeline. Furthermore, a reliable source of water from the Cadiz Water Project will likely reduce the need to drill future groundwater wells to serve Barstow.

L. The "GM$^3$P" would not be impacted by the use of the Northern Pipeline to convey water to GSWC's service territory in Barstow in lieu of the CRA.

M. The period for exercise of the Option Agreement was initially tolled by third-party litigation unsuccessfully challenging the FEIR and the GM$^3$P and then by mutual agreement between the Parties.

N. The Parties desire to generally maintain the applicable provisions of the Option Agreement as provided under this Term Sheet.

**NOW THEREFORE,** In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to this First Amendment to the Option Agreement and GSWC's exercise of the Option provided for therein as follows:

1. **Valid Option.** As modified by the terms set forth herein, the Parties agree to the validity of the Option Agreement and GSWC's Option granted by the Option Agreement, including GSWC's right to acquire up to 5,000 AFY thereunder. Furthermore, they agree that the express conditions precedent set forth therein have been satisfied, or are now otherwise waived, subject to continuing compliance with applicable state and federal law.
2. **Point of Delivery.** The Option Agreement and specifically Section 2.2(a) is amended to provide that instead of the Colorado River Aqueduct ("CRA") being the point of delivery as contemplated by the Option Agreement, Cadiz will make available 5,000 AFY at Cadiz for conveyance to GSWC in Barstow, through the Northern Pipeline as depicted on Exhibit "B" attached hereto.
3. **Physical Facilities.**
    a. <u>Northern Pipeline</u>. Along with the 5,000 AFY of water acquired under the Option, Cadiz will make available to FGMWC, a non-profit mutual water company, for the benefit of GSWC, that portion of the Northern Pipeline, originating at Cadiz, required for the transportation of groundwater to GSWC, rights-of-way,

appurtenances (including pump stations) and potential public water systems required to convey 5,000 AFY from Cadiz to Barstow.

b. Off-Take. A physical off-take from the Northern Pipeline, located on GSWC property, will be constructed, owned and controlled by GSWC.

c. Water Treatment. Conserved water conveyed to GSWC from Cadiz through the Northern Pipeline will be made available for treatment and distribution by GSWC to its customers.

    i. GSWC may, in its complete discretion, elect to (a) own, install and operate ATEC water filters sufficient to treat up to 3,100 gpm or (b) Cadiz will own and install ATEC water filters treatment and incorporate these costs into its annual water supply charge to GSWC. The cost of annual operations for treatment will in all cases be borne by GSWC.

4. **Cost.** The Annual Quantity will be provided in accordance with the Option Agreement, Exhibit "B" page 15, as adjusted, and subject to cost off-sets, including third-party grant funding.
5. **Grant Funding.** The Parties will exercise good faith and reasonable efforts to secure third-party grant funding that may be available to reduce the capital expenses that might otherwise be incurred in connection with their performance under the Option Agreement, with the sole recipient being public water systems and public agencies.
6. **FGMWC.** Cadiz will cause the delivery of shares in FGMWC to GSWC in amount representative of 5,000 AFY.
7. **Express Conditions Precedent to Delivery of Water.**
    a. The California Division of Drinking Water must provide the required approval to interconnect to the Northern Pipeline, after processing through the ATEC water treatment system.
    b. California Public Utilities Commission's approval of GSWC's acquisition of the 5,000 AFY as provided in the Option Agreement as amended herein.
    c. Compliance with applicable law.
8. **Inapplicable Option Agreement Provisions**
    a. References to the CRA. (See Sections E.,L., 1.2 (b), 1.2(c), 2.2(a), 2.2(b), 2.2 (c), 2.2(d), 2.2(e), 2.2(i), 2.2(j), Exhibit A., Exhibit B (B), Exhibit B (D)
    b. References to MWD. (See Sections 2.2(a), 2.2(i), 2.2(j), 2.4(c), 2.4(d), 2.7(a), 2.7(g))
    c. References Pipeline Capacity. (See Section 2.2(e))
9. **Further Assurances and Future Amendments.** The Option Agreement shall remain in full force and effect except as expressly modified by this First Amendment. The Parties will cooperate in good faith to take all such future actions and adopt all such future amendments as may be reasonably necessary or appropriate to effectuate and implement the Option Agreement as modified by this First Amendment.
10. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. The Parties shall be entitled to sign and transmit an electronic signature of this Amendment (whether by facsimile, PDF or other mail transmission), which signature

shall be binding on the Party whose name is contained therein. Each Party providing an electronic signature agrees to promptly execute and deliver to the other Party's an original signed Amendment upon request.

**IN WITNESS WHEREOF**, the Parties hereto have executed this Amendment by authorized officials thereof on the dates indicated below.

**GOLDEN STATE WATER COMPANY**
Dated: March 13, 2024

By: Robert J. Sprowls
Name: Robert J. Sprowls
Title: President and Chief Executive Officer

**CADIZ, INC.**
Dated: March 13, 2024

By: [signature]
Name: Susan M. Kennedy
Title: CEO

**FENNER GAP MUTUAL WATER COMPANY**

Dated: March 13, 2024

By: [signature]
Name: Susan M. Kennedy
Title: CEO